                                                                     EXHIBIT 3.2

                                     BYLAWS

                          for the regulation, except as
                        otherwise provided by statute or
                        the Articles of Incorporation, of

                                     TEKELEC

                            a California corporation
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                                TABLE OF CONTENTS

Section           Title                                                     Page

                          ARTICLE I. CORPORATE OFFICES

1.1               Principal Office                                             1
1.2               Other Offices                                                1

                       ARTICLE II. SHARES AND SHAREHOLDERS

2.1               Meetings of Shareholders                                     1
                  (a)      Place of Meetings                                   1
                  (b)      Annual Meetings                                     1
                  (c)      Special Meetings                                    1
                  (d)      Notice of Meetings                                  2
                  (e)      Adjourned Meeting and Notice Thereof                2
                  (f)      Waiver of Notice                                    3
                  (g)      Quorum                                              3
2.2               Action Without a Meeting                                     3
2.3               Voting of Shares                                             4
                  (a)      In General                                          4
                  (b)      Cumulative Voting                                   4
                  (c)      Election by Ballot                                  4
2.4               Proxies                                                      4
2.5               Inspectors of Election                                       5
                  (a)      Appointment                                         5
                  (b)      Duties                                              5
2.6               Record Date                                                  5
2.7               Share Certificates                                           6
                  (a)      In General                                          6
                  (b)      Two or More Classes or Series                       6
                  (c)      Special Restrictions                                7
2.8               Lost, Stolen or Destroyed Certificates                       7


                             ARTICLE III. DIRECTORS

3.1               Powers                                                       7
3.2               Number and Qualification of Directors                        7
3.3               Election and Term of Office                                  8
3.4               Removal                                                      8
                  (a)      Removal for Cause                                   8
                  (b)      Removal without Cause                               8
3.5               Vacancies                                                    8
3.6               Resignation                                                  8
3.7               Meetings of the Board of Directors                           9

                                       ii
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Section  Title                                                              Page


                  (a)      Regular Meetings                                    9
                  (b)      Annual Meeting                                      9
                  (c)      Special Meetings; Notices; Waiver of Notice         9
                  (d)      Notice of Adjournment                               9
                  (e)      Place of Meeting                                    9
                  (f)      Presence by Conference Telephone Call               9
                  (g)      Quorum                                              9

3.8               Action Without Meeting                                      10
3.9               Committees of the Board                                     10
                  (a)      Membership and Authority                           10
                  (b)      Meetings and Action                                10
3.10              Fees and Compensation of Directors                          11
3.11              Corporate Loans and Guaranties to Directors, Officers
                  and Others                                                  11

                              ARTICLE IV. OFFICERS

4.1               Officers                                                    12
4.2               Elections                                                   12
4.3               Other Officers                                              12
4.4               Removal                                                     12
4.5               Resignation                                                 12
4.6               Vacancies                                                   12
4.7               Chairman of the Board                                       13
4.8               President                                                   13
4.9               Vice Presidents                                             13
4.10              Secretary                                                   13
4.11              Chief Financial Officer                                     13


                         ARTICLE V. RECORDS AND REPORTS

5.1               Books, Records and Reports                                  14
                  (a)      Books of Account and Reports                       14
                  (b)      Annual Report                                      14
                  (c)      Shareholders' Requests for Financial Reports       14
5.2               Rights of Inspection                                        15
                  (a)      By Shareholders                                    15
                  (b)      By Directors                                       16


                            ARTICLE VI. MISCELLANEOUS

6.1               Checks, Drafts, Etc.                                        16
6.2               Authority to Execute Contracts                              16

                                       iii
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Section  Title                                                              Page


6.3               Representation of Shares of Other Corporations              16
6.4               Indemnification and Insurance                               17
6.5               Employee Stock Purchase Plans                               18
6.6               Construction and Definitions                                19
6.7               Reimbursement of Disallowed Compensation                    19


                             ARTICLE VII. AMENDMENTS

7.1               Power of Shareholders                                       19
7.2               Power of Directors                                          19

                                       iv
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                                     BYLAWS

                for the regulation, except as otherwise provided
                   by statute or the Articles of Incorporation
                                       of

                                     TEKELEC


                         Article I. General Provisions.

Section 1.1. Principal Office. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside of such state and the corporation has one or more business offices in such state, then the Board of Directors shall fix and designate a principal business office in the State of California.

Section 1.2. Other Offices. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.


                      Article II. Shares and Shareholders.

Section 2.l.  Meetings of Shareholders.

(a) Place of Meetings. Meetings of shareholders shall be held at any place within or without the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

(b) Annual Meetings. An annual meeting of the shareholders of the corporation shall be held on the second Thursday in June of each year or at such other date and time as may be designated by the Board of Directors; provided, however, that should said day fall upon a legal holiday, the annual meeting of shareholders shall be held at the same time on the next day thereafter ensuing which is a full business day. At each annual meeting directors shall be elected, and any other proper business may be transacted.

(c) Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, the chairman of the board or the president, or by the holders of shares entitled to cast not less than 10% of the votes at the meeting. Upon request in writing to the chairman of the board, the president, any vice president or the secretary by any person (other than the Board) entitled to call a special meeting of shareholders, such officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, which time shall be not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.

(d) Notice of Meetings. Notice of any shareholders' meeting shall be given not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date of the meeting to each
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shareholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and (i), in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii), in the case of an annual meeting, those matters which the Board, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

         If any action within the scope of Section 310 (entitled "Transactions Between Corporations and Directors or Corporations Having Interrelated Directors"), 902 (entitled "Amendments After Issuance of Shares"), 1201 (entitled "Shareholder Approval -- Abandonment -- Attack on Validity of Reorganization"), 1900 (entitled "Authorization for Voluntary Dissolution") or 2007 (entitled "Plan of Distribution -- Demand for Cash Payment") of the California General Corporation Law is proposed to be taken at any meeting, the notice shall also state the general nature of such action.

         Notice of a shareholders' meeting or any report shall be given to each shareholder either personally or by first-class mail, or, in the case of a corporation with outstanding shares held of record by 500 or more persons on the record date for the shareholders' meeting, notice may be sent by third-class mail, or other means of written communication, addressed to such shareholder at the address of such shareholder appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice. If no such address appears or is given, notice shall and will be deemed to be given at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice executed by the secretary, assistant secretary or any transfer agent shall be prima facie evidence of the giving of such notice or report.

         If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

(e) Adjourned Meeting and Notice Thereof. Any annual or special meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a shareholders' meeting is adjourned to another time or place, except as provided below, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. No other business may be transacted at the adjourned meeting other than as set forth in this paragraph. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

(f) Waiver of Notice. The transactions of any annual or special meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held

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after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Such waiver of notice, consent or approval need not specify the nature of any action proposed to be taken or taken at the meeting other than action within the scope of Section 310 (entitled "Transactions Between Corporations and Directors or Corporations Having Interrelated Directors"), 902 (entitled "Amendments After Issuance of Shares"), 1201 (entitled "Shareholder Approval -- Abandonment -- Attack on Validity of Reorganization"), 1900 (entitled "Authorization for Voluntary Dissolution") or 2007 (entitled "Plan of Distribution -- Demand for Cash Payment") of the California General Corporation Law, unless such action was unanimously approved by the shareholders entitled to vote. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting also shall constitute a waiver of notice of, and presence, at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the General Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting.

(g) Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business at such meeting. Except as provided herein, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation of the corporation.

         The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted other than as set forth in this paragraph.

Section 2.2. Action Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding the foregoing and subject to Section 3.5 hereof, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

         Unless the consents of all shareholders entitled to vote have been solicited in writing, (a) notice of any shareholder approval pursuant to Section 310 (entitled "Transactions Between Corporations and Directors or Corporations Having Interrelated Directors"), 902 (entitled "Amendments After Issuance of Shares"), 1201 (entitled "Shareholder Approval -- Abandonment -- Attack on Validity of Reorganization"), 1900 (entitled "Authorization for Voluntary Dissolutions") or 2007 (entitled "Plan of Distribution -- Demand for Cash Payment") of the California General

                                        3
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Corporation Law without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval, and (b) prompt notice shall be given of any other corporate action approved by the shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notice shall be given in the same manner as notice of a shareholders' meeting.

Section 2.3.  Voting of Shares.

(a) In General. Except as otherwise provided in the Articles of Incorporation and subject to Subparagraph (b) hereof, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. Except as provided herein, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation of the corporation.

(b) Cumulative Voting. At any shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such the shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and a shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders entitled to vote may cumulate their votes for candidates in nomination and give any candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. In any election of directors, the candidates receiving the highest number of affirmative votes up to the number of directors to be elected are elected.

(c) Election by Ballot. The shareholders' vote may be by voice vote or ballot; provided, however, that any election for directors must be by ballot if a shareholder demands election by ballot at the meeting and before the voting begins.

Section 2.4. Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by a written proxy signed by such person and filed with the secretary of the corporation. A proxy shall be deemed signed by such person if such person's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by such person or such person's attorney in fact. No proxy shall be valid after the expiration of 11 months from the date of the proxy unless otherwise provided in the proxy. A valid proxy which does not state that it is irrevocable shall continue in full force and effect until revoked by the person executing it before the vote pursuant to that proxy or unless written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted. Such revocation of a revocable proxy may be effected by a writing delivered

                                        4
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to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California General Corporation Law.

Section 2.5.  Inspectors of Election.

(a) Appointment. In advance of any meeting of shareholders the Board of Directors may appoint inspector(s) of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If inspectors are to be appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

(b) Duties. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the result; and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 2.6. Record Date. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed:

     (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

     (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any

                                        5
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adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or in the California General Corporation Law.

Section 2.7.  Share Certificates.

(a) In General. The corporation shall issue a certificate or certificates representing shares of its capital stock. A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The Board of Directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. Each certificate so issued shall be signed in the name of the corporation by the chairman or vice chairman of the Board of Directors or the president or a vice president and by the chief financial officer or the treasurer or an assistant treasurer or the secretary or an assistant secretary, shall state the name of the record owner thereof and shall certify the number of shares and the class or series of shares represented thereby. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer,, transfer agent or registrar at the date of issue.

(b) Two or More Classes or Series. If the shares of the corporation are classified or if any class of shares has two or more series, there shall appear on the certificate one of the following:

     (1) A statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof;

     (2) A summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Articles of Incorporation and any certificates of determination establishing same; or

     (3) A statement setting forth the office or agency of the corporation from which shareholders may obtain, upon request and without charge, a copy of the statement mentioned in Subparagraph (1) above.

(c) Special Restrictions. There shall also appear on the certificate (unless stated or summarized under Subparagraph (1) or (2) of Subparagraph (b) above) the statements required by all of the following clauses to the extent applicable:

     (1) The fact that the shares are subject to restrictions upon transfer;

     (2) If the shares are assessable, a statement that they are assessable;

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     (3) If the shares are not fully paid, a statement of the total consideration to be paid therefor and the amount paid thereon;

     (4) The fact that the shares are subject to a voting agreement or an irrevocable proxy or restrictions upon voting rights contractually imposed by the corporation;

     (5) The fact that the shares are redeemable; and

     (6) The fact that the shares are convertible and the period for conversion.

Section 2.8. Lost, Stolen or Destroyed Certificates. Where a certificate has been lost, destroyed or wrongfully taken, the corporation may issue a new certificate in place of the original if the owner: (i) so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser; and (ii) files with the corporation, if so requested by the Board of Directors, a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of loss, theft or destruction of any such certificate or the issuance of such new certificate. Except as above provided, no new certificate for shares shall be issued in lieu of an old certificate unless the corporation is ordered to do so by the superior court in an action brought under
Section 419(b) of the California General Corporation Law.


                             Article III. Directors.

Section 3.1. Powers. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 3.2. Number and Qualification of Directors. The number of directors of this corporation shall not be less than five (5) nor more than nine (9). The exact number of directors shall be five (5) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of two-thirds (2/3) of the outstanding shares entitled to vote; provided however, that an amendment reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds (16 2/3) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

Section 3.3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

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Section 3.4. Removal.

(a) Removal for Cause. The Board of Directors shall have the power to declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

(b) Removal without Cause. Any or all of the directors may be removed without cause if such removal is approved by the vote of a majority of the outstanding shares entitled to vote, except that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the directors' most recent election were then being elected. Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

Section 3.5. Vacancies. A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director, (ii) if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting. Except for a vacancy created by the removal of a director, which vacancy may be filled only by approval of the shareholders, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term for which elected and until his successor is elected and qualified. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. If any such election is by written consent, other than to fill a vacancy created by removal, the consent of a majority of the outstanding shares entitled to vote is required. If any such election is by written consent to fill a vacancy created by removal, the unanimous consent of all shares entitled to vote for the election of directors is required.

Section 3.6. Resignation. Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such registration. If the registration is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 3.7. Meetings of the Board of Directors.

(a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by these bylaws or the Board of Directors.

(b) Annual Meeting. Immediately following each annual meeting of shareholders the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meetings is hereby dispensed with.

(c) Special Meetings; Notices; Waiver of Notice. Special meetings of the Board of Directors may be called at any time by the chairman of the board or the president or by any vice president,

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the secretary or any two directors. Special meetings shall be held upon ten days' notice by first class mail or 72 hours' notice delivered personally or by telephone or telegraph. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board of Directors.

(d) Notice of Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than 24 hours, in which case notice of such adjournment to another time and place shall be given as provided herein prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

(e) Place of Meeting. Meetings of the Board may be held at any place within or without the State of California which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the corporation or such other place designated by resolution of the Board of Directors.

(f) Presence by Conference Telephone Call. Any meeting, regular or special, of the Board of directors may be held through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

(g) Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business except to adjourn. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, subject to the provisions of Sections 310 (entitled "Transactions Between Corporations and Directors or Corporations Having Interrelated Directors"), 311 (entitled "Executive Committees") and 317(e) (relating to indemnification of corporate agents) of the California General Corporation Law, other applicable law and the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.8. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 3.9.  Committees of the Board.

(a) Membership and Authority. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each constituting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of any committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors, except with respect to:

     (1) The approval of any action which also requires, under the California General Corporation Law, shareholders' approval or approval of the outstanding shares;

     (2) The filling of vacancies on the Board of Directors or in any committee;

     (3) The fixing of compensation of the directors for serving on the Board of Directors or on any committee;

     (4) The amendment or repeal of bylaws or the adoption of new bylaws;

     (5) The amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

     (6) A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range set forth in the corporation's Articles of Incorporation or determined by the Board of Directors; and

     (7) The appointment of other committees of the Board of Directors or the members thereof.

(b) Meetings and Action. The provisions of Section 3.7 shall apply also to committees of the Board of Directors and action by such committees, with such changes as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; and notice of special committee meetings shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governing of any committee not inconsistent with these bylaws.

Section 3.10. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.10 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 3.11.  Corporate Loans and Guaranties to Directors, Officers and Others.

(a) The corporation may make a loan of money or property to, or guarantee the obligation of, any director or officer of the corporation or of its parent if the transaction, or an employee benefit plan authorizing the loans or guaranties after disclosure of the right under such a plan to include officers or directors, is approved by a majority of the shareholders entitled to act thereon.

(b) The corporation may make loans of money or property to, or guarantee the obligations of, any officer of the corporation, whether or not a director, or an employee benefit plan authorizing the loan or guaranty provided that (1) the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation, (2) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the Code) on the date of approval by the Board of Directors, and (3) the approval of the Board of Directors is by a vote sufficient without counting the vote of any interested director or directors.

(c) The corporation shall not make any loan of money or property to, or guarantee the obligation of, any person upon the security of shares of the corporation or of its parent if the corporation's recourse in the event of default is limited to the security for the loan or guaranty, unless the loan or guaranty is adequately secured without considering these shares, or the loan or guaranty is approved by a majority of the shareholders entitled to act thereon.

(d) Notwithstanding Subparagraph (a) above, a corporation may advance money to a director or officer of the corporation or of its parent for any expenses reasonably anticipated to be incurred in the performance of the duties of the director or officer, provided that in the absence of the advance the director or officer would be entitled to be reimbursed for the expenses by the corporation, its parent, or any subsidiary.

(e) The provisions of Subparagraph (a) above do not apply to the payment of premiums in whole or in part by a corporation on a life insurance policy on the life of a director or officer so long as repayment to the corporation of the amount paid by it is secured by the proceeds of the policy and its cash surrender value.

(f) This Section 3.11 does not apply to any of the following: (1) any transaction, plan or agreement permitted under Section 408 of the California General Corporation Law; or (2) any loan or guaranty made by a corporation that makes loans or guaranties in the ordinary course of its business if statutes or regulations pertaining to the corporation expressly regulate the making by the corporation of loans to its officers or directors or the undertaking of guaranties of the obligations of its officers or directors.

(g) For the purposes of Subparagraph (a) and (c) of this Section 3.11, "approval by a majority of the shareholders entitled to act" means either (1) written consent of a majority of the outstanding shares without counting as outstanding or consenting any shares owned by any officer or director eligible to participate in the plan or transaction that is subject to this approval, (2) the affirmative vote of a majority of the shares present and voting at a duly held meeting at which a quorum is otherwise present, without counting for purposes of the vote as either present or voting any shares owned by any officer or director eligible to participate in the plan or transaction that is subject to the approval, or (3) the unanimous vote or written consent of the shareholders. In the case of a corporation which has more than one class or series of shares outstanding, the "shareholders entitled to act" within the meaning of this section includes only holders of those classes or series entitled under the Articles of Incorporation to vote on all matters before the shareholders or to vote on the subject matter of this section, and includes a requirement for separate class or series voting, or for more or less than one vote per share, only to the extent required by the Articles of Incorporation.


                              Article IV. Officers.

Section 4.1. Officers. The officers of the corporation shall consist of a chairman of the board or a president, or both, a secretary, a chief financial officer and such additional officers as stated in these bylaws or determined by the Board of Directors in accordance with Section 4.3 of these bylaws and as may be necessary to enable the corporation to sign instruments and share certificates. Any number of offices may be held by the same person.

Section 4.2. Elections. All officers of the corporation, except such officers as may be otherwise appointed in accordance with Section 4.3, shall be chosen by the Board of Directors, and serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

Section 4.3. Other Officers. The Board of Directors, at its discretion, may appoint, or empower the president to appoint, one or more vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers or such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as provided in these bylaws or as the Board of Directors may from time to time determine.

Section 4.4. Removal. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.

Section 4.5. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the president or the secretary of the corporation without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect on the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 4.7. Chairman of the Board. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 4.8 below.

Section 4.8. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

Section 4.9. Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these bylaws, the president or chairman of the board.

Section 4.10. Secretary. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses,, the number of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody. The secretary shall not be deemed an executive officer of the corporation and shall be limited in his responsibilities and authority to the types of ministerial acts described in this Section 4.10 and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these bylaws.

Section 4.11. Chief Financial Officer. The chief financial officer shall have general supervision, direction and control of the financial affairs of the corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws. In the absence of a named treasurer, the chief financial officer shall be authorized and empowered to sign as treasurer in any case where such officer's signature is required. The chief financial officer shall keep or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the corporation, including its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.


                         Article V. Records and Reports.

Section 5.1.  Books, Records and Reports.

(a) Books of Account and Records. The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, the Board and committees of the Board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

(b) Annual Report. The annual report to shareholders referred to in Section 1501(a) of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as the Board considers appropriate. In conformity with Section 1501 of the California General Corporation Law, if this corporation has 100 or more shareholders of record, an annual report shall be sent to the shareholders of this corporation not later than 120 days after the close of the fiscal year and at least 15 (or, if sent by third-class mail, 35) days prior to the annual meeting of shareholders to be held during the next fiscal year. This report shall contain a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year, accompanied by a report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. Such report shall also include such further statements required by law applicable to the corporation from time to time.

(c) Shareholders' Requests for Financial Reports. If no annual report for the last fiscal year has been sent to the shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of such fiscal year, deliver or mail to the shareholder making the request within 30 days thereafter the same financial statements required by Section 1501(a) of the California General Corporation Law for that year. Any shareholder or shareholders holding at least five percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of the period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the statements referred to in Section 1501(a) of the California General Corporation Law for the last fiscal year. The statements shall be delivered or mailed to the person making the request within 30 days after receipt thereof. A copy of the statements shall be kept on file in the principal office of the corporation for 12 months and it shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements or a copy shall be mailed to such shareholder upon demand.

         The quarterly income statements and balance sheets referred to in this
Section 5.1(c) shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

         The corporation also shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of the period.

Section 5.2. Rights of Inspection.

(a) By Shareholders.

     (1) Record of Shareholders. Any shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation or (ii) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the names and addresses of the shareholders, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after demand is received or the date specified therein as the date as of which the list is to be compiled.

     The record of shareholders shall also be open to inspection and copying by a shareholder or holder of a voting trust certificate at any time during usual business hours, upon written demand on the corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate. Any inspection and copying under Section 5.2(a) may be made in person or by agent or attorney.

     (2) Accounting Books and Records. The accounting books and records and minutes of proceedings of the shareholders, the Board of Directors and the committees of the Board of Directors shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. This right of inspection shall also extend to the records of each subsidiary of the corporation. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     (3) Bylaws. The corporation shall keep at its principal executive office in this state, or if its principal executive office is not in this state at its principal business office in this state, the original or a copy of its bylaws, as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this state and the corporation has no principal business office in this state the corporation shall upon the written request of any shareholder furnish to such shareholder a copy of the bylaws as amended to date.

(b) By Directors. Every director of the corporation shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.


                           Article VI. Miscellaneous.

Section 6.1. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 6.2. Authority to Execute Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of or on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 6.3. Representation of Shares of Other Corporations. The chairman of the board, if any, the president or any vice president and the secretary or assistant secretary of the corporation are authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.4. Indemnification and Insurance.

(a) For the purposes of this Section 6.4, "director" means any person who is or was a director of the corporation, or is or was serving at the request of the corporation as a director of another foreign or domestic corporation, or was a director of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Subparagraph (d) or (e)(3) of this
Section 6.4.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

(c) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Subparagraph (c):

     (1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

     (2) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

     (3) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that a director of the corporation has been successful on the merits on defense of any proceeding referred to in Subsection (b) or (c) above or in defense of any claim, issue or matter therein, the director shall be indemnified against expenses actually and reasonably incurred by the director in connection therewith.

(e) Except as provided in Subsection (d) above, any indemnification shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the director is proper in the circumstances because the director has met the applicable standard of conduct set forth in Subsection (b) or (c) above, by:

     (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

     (2) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

     (3) The court in which such proceeding is or was pending upon application made by the corporation or the director or the attorney or other person rendering services in connection with the defense, whether or not such application by the director, attorney or other person is opposed by the corporation.

     Upon request by a director for indemnification, the Board of Directors shall undertake to make a reasonable and prompt determination concerning the propriety of indemnification of the director and, in the event no quorum of disinterested directors is available, shall direct that the matter be considered at the next duly held meeting of shareholders at which a quorum is present.

(f) Expenses incurred in defending any proceeding shall be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall be determined ultimately that the director is entitled to be indemnified as authorized in this section. Notwithstanding the foregoing, no advance shall be made by this corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors that, based upon the facts known to the Board at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in the best interest of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board reasonably determines that such person deliberately breached his duty to the corporation or its shareholders.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this section.

Section 6.5. Employee Stock Purchase Plans. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or a subsidiary or parent thereof or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

         A stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, subject to the provisions of the California General Corporation Law, restrictions upon transfer of the shares and the time limits of and termination of the plan.

Section 6.6. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

Section 6.7. Reimbursement of Disallowed Compensation. Any payments made to an officer or director of the corporation including, but not limited to, payments of compensation, interest, rent or reimbursement for expenses, which payments are disallowed to the corporation in whole or in part by the Internal Revenue Service as a deductible business expense, shall at the option of the corporation, be reimbursed by such officer or director to the corporation to the full extent of the amount so disallowed. Any officer or director of the corporation who shall have received payment of any such amounts so disallowed shall promptly, on demand, reimburse the corporation for the same. The corporation may withhold the amount of any such disallowance from the future compensation or other payments which may be due or become due to such officer or director if he does not reimburse the corporation on demand.


                            Article VII. Amendments.

Section 7.1. Power of Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written consent of such shareholders, except as otherwise provided by law or by the Articles of Incorporation.

Section 7.2. Power of Directors. Subject to the right of shareholders as provided in Section 7.1 to adopt, amend or repeal bylaws, any bylaw may be adopted, amended or repealed by the Board of Directors other than a bylaw or amendment thereof changing the authorized number of directors, if such number is fixed, or the maximum-minimum limits thereof, if an indefinite number.

                            CERTIFICATE OF SECRETARY

THIS IS TO CERTIFY:

         That I am the duly elected, qualified and acting Secretary of Tekelec, and that the foregoing bylaws, comprising nineteen (19) pages, were adopted as the bylaws of said corporation as of the lst day of February, 1987, by the Board of Directors of said corporation.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal this 30th day of November, 1987.



                                        /s/ RONALD W. BUCKLY
                                        ----------------------------------------
                                        Ronald W. Buckly, Secretary
[SEAL]

                                     TEKELEC

                            CERTIFICATE OF SECRETARY


         I hereby certify that I am the duly elected, qualified and acting Secretary of Tekelec, a California corporation (the "Company"), and that, pursuant to resolutions of the Board of Directors of the Company at a meeting duly held on December 6, 1987, the following amendment to the Bylaws of the Company was adopted:

         Section 6.4. of Article VI was amended to read in its entirety as follows:

         Section 6.4. Indemnification and Insurance.

         (a) For the purposes of this Section 6.4, "director" means any person who is or was a director of the corporation, or is or was serving at the request of the corporation as a director of another foreign or domestic corporation, or was a director of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Subparagraph
         (d) or (e)(3) of this Section 6.4.

         (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

         (c) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made under this Subparagraph (c):

              (1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

              (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

              (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         (d) To the extent that a director of the corporation has been successful on the merits in defense of any proceeding referred to in Subsection (b) or (c) above or in defense of any claim, issue or matter therein, the director shall be indemnified against expenses actually and reasonably incurred by the director in connection therewith.

         (e) Except as provided in Subsection (d) above, any indemnification shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the director is proper in the circumstances because the director has met the applicable standard of conduct set forth in Subsection (b) or (c) above, by any of the following:

              (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

              (2) If such quorum of directors is not obtainable, by inde-pendent legal counsel in a written opinion.

              (3) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon.

              (4) The court in which such proceeding is or was pending upon application made by the corporation or the director or the attorney or other person rendering services in connection with the defense, whether or not such application by the director, attorney or other person is opposed by the corporation.

              Upon request by a director for indemnification, the Board of Directors shall undertake to make a reasonable and prompt determination concerning the propriety of indemnification of the director and, in the event no quorum of disinterested directors is available, shall direct that the matter be either determined by independent legal counsel in a written opinion or considered at the next duly held meeting of shareholders at which a quorum is present.

         (f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director to repay such amount if it shall be determined ultimately that the director is not entitled to be indemnified as authorized in this section. Notwithstanding the foregoing, no advance shall be made by this corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors that, based upon the facts known to the Board at the time such determination is made, such person acted in bad faith or in a manner that such person did not believe to be in the best interests of the corporation, or, with respect to any action by or in the right of the corporation to procure a judgment in its favor, that such person acted in bad faith or in a manner such person did not believe to be in the best interests of the corporation and its shareholders, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board reasonably determines that such person deliberately breached his duty to the corporation or its shareholders;

         (g) The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this section.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal this 2nd day of February, 1988.


[SEAL]
                                        /s/ RONALD W. BUCKLY
                                        ----------------------------------------
                                        Ronald W. Buckly, Secretary

                                     TEKELEC

                            CERTIFICATE OF SECRETARY


         I hereby certify that I am the duly elected, qualified and acting Secretary of Tekelec, a California corporation (the "Company"), and that, pursuant to resolutions of the Board of Directors of the Company at a meeting duly held on February 19, 1994, the following amendment to the Bylaws of the Company was adopted:

         Section 3.2 of Article III was amended to read in its entirety as follows:

                  Section 3.2. Number and Qualification of Directors. The number of directors of this corporation shall not be less than five
                  (5) nor more than nine (9). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of two-thirds (2/3) of the outstanding shares entitled to vote; provided however, that an amendment reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds (16 2/3) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal this 3rd day of May, 1995.



                                        /s/ RONALD W. BUCKLY
                                        ----------------------------------------
                                        Ronald W. Buckly, Secretary

                                     TEKELEC

                            CERTIFICATE OF SECRETARY


         I hereby certify that I am the duly elected, qualified and acting Secretary of Tekelec, a California corporation (the "Company"), and that, pursuant to resolutions duly adopted (i) by the Board of Directors of the Company at a meeting held on February 4, 1995, and (ii) by the shareholders of the Company at a meeting held on May 12, 1995, Section 3.11(b) of Article III of the Bylaws of the Company was amended to read in its entirety as follows:

                  (b) The Board of Directors alone may approve loans of money or property to, or the guarantee of obligations of, any officer of the corporation, whether or not a director, or an employee benefit plan authorizing such a loan or guaranty to an officer provided that (1) the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation, (2) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the California General Corporation Law) on the date of approval by the Board of Directors, and (3) the approval of the Board of Directors is by a vote sufficient without counting the vote of any interested director or directors.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal this 15th day of May, 1995.



                                        /s/ RONALD W. BUCKLY
                                        ----------------------------------------
                                        Ronald W. Buckly, Secretary

                                     TEKELEC

                            CERTIFICATE OF SECRETARY


                  I hereby certify that I am the duly elected, qualified and acting Secretary of Tekelec, a California corporation (the "Company"), and that pursuant to a resolution of the Board of Directors of the Company adopted at a meeting duly held on March 19, 1996, the following amendment to the Bylaws of the Company was adopted effective as of May 10, 1996:

                  Section 3.2 of Article III was amended to read in its entirety as follows:

                  Section 3.2. Number and Qualification of Directors. The number of directors of this corporation shall not be less than five
                  (5) nor more than nine (9). The exact number of directors shall be six (6) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of two-thirds (2/3) of the outstanding shares entitled to vote; provided however, that an amendment reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds (16 2/3) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal as of the 10th day of May, 1996.

                                        /s/ RONALD W. BUCKLY
                                        ----------------------------------------
                                        Ronald W. Buckly, Secretary